As filed with the Securities and Exchange Commission on August 21, 2006

Registration No. 2-48576

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE BOEING COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Riverside

Chicago, IL 60606-1596

(Address of principal executive offices, including zip code)

INCENTIVE COMPENSATION PLAN FOR OFFICERS AND EMPLOYEES

OF THE BOEING COMPANY AND SUBSIDIARIES

(Full title of the plan)

JAMES C. JOHNSON

Vice President, Corporate Secretary and Assistant General Counsel

The Boeing Company

100 N. Riverside

Chicago, IL 60606-1596

(312) 544-2000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

J. SUE MORGAN

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-8447

By means of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 2-48576, filed with the Securities and Exchange Commission on July 9, 1973, the Registrant hereby deregisters an aggregate of 2,715,168 shares of its common stock, par value $5.00 per share, which were registered for the Incentive Compensation Plan for Officers and Employees of The Boeing Company and Subsidiaries (the “ICP”). This deregistration is being made in conjunction with the amendment of the ICP to provide that no further equity awards will be made under the ICP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 27th day of July, 2006.

THE BOEING COMPANY.

By:	/s/ James A. Bell
James A. Bell
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints W. James McNerney, Jr. and James A. Bell, or either of them, his or her attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any further amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 27th day of July, 2006.

Signature	Title

/s/ W. James McNerney, Jr.	Chairman of the Board, President and Chief Executive Officer
W. James McNerney, Jr.	(Principal Executive Officer)

/s/ James A. Bell	Executive Vice President and Chief Financial Officer (Principal
James A. Bell	Financial Officer)

/s/ Harry S. McGee III	Vice President Finance and Corporate Controller
Harry S. McGee III

II-1

/s/ John H. Biggs	Director
John H. Biggs

/s/ John E. Bryson	Director
John E. Bryson

/s/ Linda Z. Cook	Director
Linda Z. Cook

/s/ William M. Daley	Director
William M. Daley

/s/ Kenneth M. Duberstein	Director
Kenneth M. Duberstein

/s/ John F. McDonnell	Director
John F. McDonnell

/s/ Richard D. Nanula	Director
Richard D. Nanula

/s/ Rozanne L. Ridgway	Director
Rozanne L. Ridgway

/s/ Mike S. Zafirovski	Director
Mike S. Zafirovski

II-2